INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CESSATION LETTER

November 23, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77k of RBC Funds Trust's Form N-SAR dated
November 23, 2016, and we agree with the statements made therein.


Yours truly,

/s/ DELOITTE & TOUCHE LLP